Exhibit 99.1

FORM OF

LETTER OF TRANSMITTAL

To Tender For Exchange

6.180% Fixed-to-Floating Rate Subordinated Notes Due 2028

of

RBB Bancorp

Pursuant To The Prospectus Dated February 8, 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 15, 2019, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

UMB BANK, NATIONAL ASSOCIATION

By Hand, Overnight Delivery or Mail	By Facsimile Transmission
(Registered or Certified Mail Recommended):	(for eligible institutions only):

UMB Bank, National Association

5555 San Felipe, Suite 870	(816) 691-6872

Houston, Texas 77002	Attn: Corporate Trust Officer

Attn.: Corporate Trust Officer

For Information Call:

713-300-0587

The undersigned hereby acknowledges receipt of the prospectus, dated February 8, 2019, of RBB Bancorp, a California corporation (the “Company”), which, together with this letter of transmittal, constitute the Company’s offer to exchange (the “Exchange Offer”) up to $55,000,000 aggregate principal amount of its new 6.180% Fixed to Floating Rate Subordinated Notes due 2028 (Cusip Nos: 74930B AE5 and 74930B AF2) (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 6.180% Fixed to Floating Rate Subordinated Notes due 2028 (CUSIP Nos.: 74930B AB1 and 74930B AC9) (the “Old Notes”). Old Notes may be tendered in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.

PLEASE READ THE INSTRUCTIONS SET FORTH BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Tender of the Old Notes is to be made by book-entry transfer to the exchange agent’s account at DTC, by executing the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offer are eligible. DTC participants that are tendering Old Notes pursuant to an Exchange Offer must transmit their acceptance through the ATOP to DTC, which will edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. Accordingly, this letter of transmittal need not be completed by holder tendering through the DTC ATOP. However, such holder will be bound by the terms of this letter of transmittal and the terms of the applicable Exchange Offer, as described in the prospectus and this letter of transmittal. Delivery by a holder of documents to DTC does not constitute delivery to the exchange agent.

There is no procedure for guaranteed delivery of the Old Notes.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to RBB Bancorp, a California corporation (the “Company”), the principal amount of Old Notes credited by the undersigned to the exchange agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the exchange agent also acts as the agent of the Company and as trustee under the applicable indenture(s) relating to the Old Notes) with respect to such tendered Old Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the prospectus, to (1) deliver certificates representing such tendered Old Notes, or transfer ownership of such notes, on the account books maintained by The Depository Trust Company (“DTC”), and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the exchange agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of such Old Notes for exchange pursuant to the applicable Exchange Offer, (2) receive all benefits and otherwise to exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms and conditions of the applicable Exchange Offer, and (3) present such Old Notes for transfer, and transfer such Old Notes, on the relevant security register.

The undersigned hereby represents and warrants that the undersigned (1) owns the Old Notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered Old Notes or to transfer ownership of such notes on the account books maintained by DTC. The undersigned agrees to all of the terms of the applicable Exchange Offer, as described in the prospectus and this letter of transmittal.

Tenders of the Old Notes pursuant to the procedures described in the prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes” and in the instructions to this letter of transmittal will, upon the Company’s acceptance of the Old Notes for exchange, constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the applicable Exchange Offer.

Each Exchange Offer is subject to the conditions set forth in the prospectus under the caption “The Exchange Offer — Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company) as more particularly set forth in the prospectus, the Company may not be required to exchange any of the Old Notes tendered by this letter of transmittal and, in such event, the Old Notes not exchanged will be returned to the undersigned.

The undersigned hereby represents and warrants that:

(1)	the undersigned or any beneficial owner of the Old Notes is acquiring the New Notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(2)	neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution of the Old Notes within the meaning of the federal securities laws;

(3)	neither the undersigned nor any beneficial owner has an arrangement or understanding with any person or entity to participate in a distribution of the Old Notes;

(4)

neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company. Upon request by the Company, the undersigned or such beneficial owner will deliver to the Company a legal opinion confirming it is not such an affiliate;

(5)

the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in an Exchange Offer for the purpose of distributing any New Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of any New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

(6)

a secondary resale transaction described in clause (5) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and

(7)	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes were acquired as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to any Exchange Offer.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time prior to 5: 00 p.m., New York City time on March 15, 2019, or on such later date or time to which the Company may extend the applicable Exchange Offer.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes, and Old Notes not tendered or accepted for exchange, will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, promptly after the expiration date for the Exchange Offer.

The New Notes will bear interest at the fixed rate of 6.180% per year from and including November 29, 2018 to but excluding December 1, 2023 or any earlier redemption date, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on March 1, 2019.  From and including September 1, 2023 to but excluding the maturity date or earlier redemption date, the New Notes will bear interest at an annual floating rate, reset quarterly, equal to LIBOR determined for the applicable interest period plus a spread of 315 basis points (3.15%), payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year commencing on December 1, 2023.

Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

(Forming part of the terms and conditions of the Exchange Offer)

1. BOOK-ENTRY CONFIRMATIONS. For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer, a properly transmitted agent’s message must be received by the exchange agent at its address set forth herein on or prior to the expiration date, such Old Notes must be transferred pursuant to the procedures for book-entry transfer described in the prospectus under “The Exchange Offer — Procedures for Tendering Old Notes” and a book-entry confirmation must be received by the exchange agent on or prior to the expiration date.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED TO BE MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE APPLICABLE EXCHANGE OFFER AND PROPER INSURANCE SHOULD BE OBTAINED. HOLDERS MAY REQUEST THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDER. HOLDERS SHOULD NOT SEND ANY REQUIRED DOCUMENT TO THE COMPANY.

2. WITHDRAWAL OF TENDERS. Tenders of Old Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. For a withdrawal of tendered Old Notes to be effective, the exchange agent must receive on or prior to the expiration date of the applicable Exchange Offer a computer generated notice of withdrawal, transmitted on behalf of DTC on behalf of the holder in accordance with DTC’s procedures. Any such notice of withdrawal must (1) specify the name of the person who tendered the Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, (4) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (5) otherwise comply with the procedures of DTC.

Any permitted withdrawal of Old Notes may not be rescinded. Any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the applicable Exchange Offer. However, properly withdrawn Old Notes may be re-tendered by following the procedures described in the prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes” at any time prior to the expiration date of the Exchange Offer.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, any affiliates of the Company, the exchange agent nor any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

3. PARTIAL TENDERS. Tenders of Old Notes pursuant to the any Exchange Offer will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount at maturity of all Old Notes held by the holder is not tendered, then Old Notes for the principal amount of the Old Notes not tendered and New Notes in exchange for any Old Notes accepted will be returned by credit to the holder’s account at DTC, as soon as practicable following the expiration date.

4. TAXPAYER IDENTIFICATION NUMBER AND IRS FORM W-9. Each tendering holder should provide the exchange agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number. If the exchange agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, the holder may be subject to backup withholding in an amount currently equal to up to 28% of any reportable payments made with respect to the Old Notes and a $50 penalty imposed by the Internal Revenue Service. If withholding results in an over-payment of taxes, a refund may be obtained.

To prevent backup withholding on any reportable payments, each holder tendering Old Notes must provide such holder’s correct taxpayer identification number by completing the included IRS Form W-9, certifying (under penalties of perjury) that such holder is a U.S. person (including a resident alien), that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (1) such holder is exempt from backup withholding, (2) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. See the instructions to the included IRS Form W-9.

Certain holders (including, among others, certain non-United States individuals) tendering Old Notes are exempt from these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide its correct taxpayer identification number and check the “Exempt payee” box on the IRS Form W-9. In order for a non-U.S. person to qualify as exempt, such person must submit an appropriate IRS Form W-8 (for example, an IRS Form W-8BEN). An IRS Form W-8 may be obtained from the Internal Revenue Service website at www.irs.gov or from the exchange agent.

The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding. Holders are urged to consult with their own tax advisors to determine if they are exempt from backup withholding.

5. TRANSFER TAXES. The Company will pay all transfer taxes, if any, required to be paid by the Company in connection with the exchange of the Old Notes for the New Notes. If, however, New Notes, or Old Notes for principal amounts at maturity not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes in connection with the applicable Exchange Offer, then the amount of any transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. The amount of such transfer taxes will be billed directly to the tendering holder.

6. IRREGULARITIES. All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of any tenders of Old Notes pursuant to the procedures described in the prospectus and the form and validity of all documents will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any or all tenders of any Old Notes determined by it not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion subject to applicable law, to waive or amend any of the conditions of any Exchange Offer for all holders of Old Notes or to waive any defects or irregularities of tender for any Old Notes. The Company’s interpretations of the terms and conditions of any Exchange Offer (including, without limitation, the instructions in this letter of transmittal) shall be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender. Tenders of such Old Notes shall not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, promptly following the expiration date of the applicable Exchange Offer. None of the Company, any of its affiliates, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the prospectus and this letter of transmittal may be directed to the exchange agent at the address and telephone number set forth above. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning an Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.